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                                                                    EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



January 13, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:     American Fire Retardant Corp. - Form S-8

Gentlemen:

     I have acted as counsel to American Fire Retardant Corp., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 30,000,000 shares of its common stock, $0.001 par value per share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2002 No.
4. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                 Very truly yours,

                                                 /s/  Norman T. Reynolds

                                                 Norman T. Reynolds

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